                                                                       EXHIBIT 4


                                TRICO BANCSHARES
                             2001 STOCK OPTION PLAN

SECTION 1.        PURPOSE

         This plan shall be known as the "TRICO BANCSHARES 2001 STOCK OPTION PLAN" (the "Plan"). The purpose of the Plan is to promote the interests of Trico Bancshares and its Subsidiaries (the "Company") and the Company's stockholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and any future Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its stockholders. With respect to any Options granted under the Plan that are intended to comply with the requirements of "performance-based compensation" under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

SECTION 2.        DEFINITIONS

         As used in the Plan, the following terms shall have the meanings set forth below:

                  (a) "AFFILIATE" shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity's outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

                  (b) "BOARD" shall mean the board of directors of the Company.

                  (c) "CHANGE IN CONTROL" shall mean, unless otherwise defined in the applicable Option Agreement, any of the following events:

                           (i) An acquisition (other than directly from the
                  Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term Person is used for purposes of Section 13 (d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any subsidiary or (ii) the Company or any Subsidiary;

                           (ii) The individuals who, as of the date hereof, are
                  members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election or nomination for election by the Company's stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i) or
                  (iii) of this paragraph; or

                           (iii)    Approval by stockholders of the Company of:

                                    (A)     A merger, consolidation or
                           reorganization involving the Company, unless,

                                            (1) The stockholders of the Company
                                    immediately before such merger,
                                    consolidation or reorganization, own,
                                    directly or indirectly, immediately
                                    following such merger, consolidation or
                                    reorganization, at least seventy-five
                                    percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                                            (2) The individuals who were members
                                    of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

                                            (3) no Person (other than the
                                    Company, any Subsidiary, any employee
                                    benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

                                    (B)     A complete liquidation or
                           dissolution of the Company; or

                                    (C) An agreement for the sale or other
                           disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary)

                  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                  (d) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (e) "COMMITTEE" shall mean a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be a "Non-Employee Director" for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder and an "outside director" for purposes of Section 162(m) and the regulations promulgated under the Code.

                  (f) "CONSULTANT" shall mean any consultant to the Company or its Subsidiaries or Affiliates.

                  (g) "DIRECTOR" shall mean a member of the Board.

                  (h) "DISABILITY" shall mean, unless otherwise defined in the applicable Option Agreement, a disability that would qualify as a total and permanent disability under the Company's then current long-term disability plan.

                  (i) "EMPLOYEE" shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

                  (j) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  (k) "FAIR MARKET VALUE" with respect to the Shares, shall mean, for purposes of a grant of an Option as of any date, (i) the closing sales price of the Shares on any exchange on which the shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

                  (l) "INCENTIVE STOCK OPTION" shall mean an option to purchase Shares from the Company that is granted under SECTION 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

                  (o) "NON-QUALIFIED STOCK OPTION" shall mean an option to purchase Shares from the Company that is granted under SECTION 6 of the Plan and is not intended to be an Incentive Stock Option.

                  (p) "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

                  (q) "OPTION" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

                  (r) "OPTION AGREEMENT" shall mean any written agreement, contract, or other instrument or document evidencing any Option, which may, but need not, be executed or acknowledged by a Participant.

                  (s) "OPTION PRICE" shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

                  (t) "OUTSIDE DIRECTOR" means, with respect to the grant of an Option, a member of the Board then serving on the Committee.

                  (u) "PARTICIPANT" shall mean any Employee, Director, Consultant or other person who receives an Option under the Plan.

                  (v) "PERSON" shall mean any individual, corporation, partnership, limited liability company, associate, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

                  (w) "RETIREMENT" shall mean, unless otherwise defined in the applicable Option Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant's 65th birthday.

                  (x) "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

                  (y) "SECTION 16" shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

                  (z) "SECTION 162 (m)" shall mean Section 162 (m) of the Code and the regulations promulgated thereunder and any successor or provision thereto as in effect from time to time.

                  (aa) "SHARES" shall mean shares of the Common Stock, no par value, of the Company.

                  (bb) "SUBSIDIARY" shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

SECTION 3.        ADMINISTRATION

         3.1 Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Options to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Options to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Options; (iv) determine the timing, terms, and conditions of any Option; (v) accelerate the time at which all or any part of an Option may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Options may be settled or exercised in cash, Shares, other securities, other Options or other property, or canceled, forfeited, or suspended and the method or methods by which Options may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Options, other property, and other amounts payable with respect to an Option shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Option made under, the Plan; (ix) except to the extent prohibited by SECTION 6.2, amend or modify the terms of any Option at or after grant with the consent of the holder of the Option; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under SECTION 10 hereunder to amend or terminate the Plan.

         3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Option.

         3.3 Action by the Committee. The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of an Option or receipt of an Option shall be effective only if an Option Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Option. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business, as it shall deem advisable.

         3.4 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Options to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Options held by Participants who are not officers or directors of the Company for purposes of
Section 16 or who are otherwise not subject to such Section.

         3.5 No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

SECTION 4.        SHARES AVAILABLE FOR OPTIONS

         4.1 Shares Available. Subject to the provisions of SECTION 4.2 hereof, the stock to be subject to Options under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Options may be granted under the Plan shall be 837,325 (which includes 37,325 Shares with respect to which awards under the Company's 1989 Non-Qualified Stock Option Plan, 1993 Stock Option Plan and 1995 Incentive Stock Option Plan (the "Old Plans") were authorized but not granted). Notwithstanding the foregoing and subject to adjustment as provided in SECTION 4.2, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be increased by the number of Shares with respect to which Options or other Awards were granted under the Old Plans, as of the effective date of this Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or canceled without the delivery of Shares under the terms of such Old Plans after the effective date of this Plan.

         If, after the effective date of the Plan, any Shares covered by an Option granted under this Plan, or to which such an Option relates, are forfeited, or if such an Option is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Option, or to which such Option relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Options may be granted, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares with respect to which Options may be granted. In the event that any Option or other Option granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Option are satisfied by the withholding of Shares by the Company, the number of Shares available for Options under the Plan shall be increased by the number of Shares so surrendered or withheld.

         4.2 Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate, then the Committee shall, in such manner as it may deem equitable (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder) : (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Options may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Options under the Plan; and (3) the grant or exercise price with respect to any Option under the Plan, provided that the number of shares subject to any Option shall always be a whole number; (ii) if deemed appropriate, provide for an equivalent Option in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option.

         4.3 Substitute Options. Any Shares issued by the Company as Substitute Options in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Options under the Plan.

         4.4 Sources of Shares Deliverable Under Options. Any Shares delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued Shares or of issued Shares that have been reacquired by the Company.

SECTION 5.        ELIGIBILITY

         Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Options granted consistent with SECTION 7.

SECTION 6.        STOCK OPTIONS

         6.1 Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares subject to each Option, the exercise price and the conditions and limitations applicable to the exercise of each Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option under this Plan may be granted additional Options under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option related thereto is granted) of the Shares with respect to which all Incentive Stock Options related to such Option are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Company and its Subsidiaries) exceeds $100,000 (or such higher amount as is permitted in the future under Section 422(d) of the Code, such Options shall be treated as Non-Qualified Stock Options.

         6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Options, the Option Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Notwithstanding the foregoing and except as permitted by the provisions of SECTION 4.2 and SECTION 10 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the canceled Options.

         6.3 Term. Subject to the Committee's authority under SECTION 3.1 and the provisions of SECTION 6.5, each Option and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Option Agreement. The Committee shall be under no duty to provide terms of like duration for Options granted under the Plan. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted.

         6.4      Exercise.

                  (a) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Option Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to SECTION 6.5 herein, whether an Option will be exercisable in full at any time or from time to time during the tern of the Option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option as the Committee may determine.

                  (b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

                  (c) An Option may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised. The exercise of an Option shall result in the termination of the other to the extent of the number of Shares with respect to which the Option is exercised.

                  (d) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) in whole Shares valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, or (ii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.

         6.5 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422 (b) (6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c) (5) of the Code, and the Option Price shall be not less than 110% of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five
(5) years from the date such Option is granted.

SECTION 7.  DIRECTOR OPTIONS

         7.1 Grant Upon Election of a New Director to the Board. A new Director to the Board shall receive Options for 10,000 Shares upon his or her election to the Board. These Options shall become exercisable in five equal installments of 2,000 Shares each beginning on the first anniversary of the date of grant.

         7.2 Grant Upon Re-election of a Director to the Board. Beginning with the 2001 annual meeting of the Company's shareholders and continuing for each year through the 2005 annual meeting of the Company's shareholders, a Director who is re-elected to the Board shall receive Options for 2,000 Shares upon his or her re-election to the Board. These Options shall become exercisable on the first anniversary of the date of grant.

         7.3 Grants to Board Chairmen. Beginning with the 2001 annual meeting of the Company's shareholders and continuing for each year through the 2005 annual meeting of the Company's shareholders, each Director who is appointed as Chairman of the Board, Vice-Chairman of the Board or as Chairman of a Board committee shall receive Options for 500 Shares upon his or her appointment, in addition to any other Options granted pursuant to this Section 7. These Options shall become exercisable on the first anniversary of the date of grant.

         7.4 Option Price. The Option Price for all Options granted to Directors pursuant to this Section 7 shall be the Fair Market Value on the date of grant.

         7.5 Forfeiture of Options. Any Option granted to a Director pursuant to this Section 7 that has not become exercisable when a Director ceases to serve as a Director, or in the position for which such Option was granted, shall be forfeited.

         7.6 Other Options to Directors. The Board may also grant other Options to Directors pursuant to the terms of the Plan. With respect to such Options, all references in the Plan to the Committee shall be deemed to be references to the Board.

SECTION 8.  TERMINATION OF EMPLOYMENT

         The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Option upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Option Agreement or in such rules and regulations as it may prescribe. All Options which are not exercised prior to 90 days after the date a Participant ceases to serve as a Director, Employee or Consultant of the Company shall be forfeited.

SECTION 9.  CHANGE IN CONTROL

         Upon a Change in Control, all outstanding Options shall vest, become immediately exercisable or payable and have all restrictions lifted.

SECTION 10.  AMENDMENT AND TERMINATION

         10.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

         10.2 Amendments to Options. Subject to the restrictions of SECTION 6.2, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Option theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary.

         10.3 Adjustments of Options Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring events (including, without limitation, the events described in SECTION 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 11.  GENERAL PROVISIONS

         11.1 Limited Transferability of Options. Except as otherwise provided in the Plan, no Option shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant, in the Option Agreement. No transfer of an Option by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

         11.2 No Rights to Options. No Person shall have any claim to be granted any Option, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Options. The terms and conditions of Options need not be the same with respect to each Participant.

         11.4 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         11.5 Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Option, from any payment due or transfer made under any Option or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Options or other property) of any applicable withholding or other taxes in respect of an Option, its exercise, or any payment or transfer under an Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

         11.6 Option Agreements. Each Option hereunder shall be evidenced by an Option Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Option and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Option Agreement, the terms of the Plan shall prevail.

         11.7 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options.

         11.8 No Right to Employment. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Option Agreement.

         11.9 No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Option Agreement, no Participant or holder or beneficiary of any Option shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares.

         11.10 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Option Agreement shall be determined in accordance with the laws of the State of California without giving effect to conflicts of laws principles.

         11.11 Severability. If any provision of the Plan or any Option Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

         11.12 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Option if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16 (b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Option shall be promptly refunded to the relevant Participant, holder, or beneficiary.

         11.13 No Trust or Fund Created. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

         11.14 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Option, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

         11.15 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 12.  TERM OF THE PLAN

         12.1 Effective Date. The Plan shall be effective as of February 13, 2001 provided it is approved and ratified by the Company's stockholders on or prior to December 31, 2001.

         12.2 Expiration Date. No new Options shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Option granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Option or to waive any conditions or rights under any such Option shall, continue after the tenth
(10th) anniversary of the Effective Date.